                                                                                                      Exhibit 21

                                                   TAUBMAN CENTERS, INC.
                                                   LIST OF SUBSIDIARIES

                                                        JURISDICTION
NAME                                                    OF FORMATION                       DOING BUSINESS AS
----                                                    ------------                       -----------------

Biltmore Shopping Centers Partners, LLC                Arizona                         Biltmore Fashion Park

Fairlane Town Center LLC                               Michigan                        Fairlane Town Center

La Cienega Associates                                  California                      Beverly Center

La Cumbre Shopping Centre Associates                   California                      La Cumbre Plaza

Lakeside/Novi Land Partnership LLC                     Michigan                        N/A

Paseo Nuevo Associates                                 California                      Paseo Nuevo

Short Hills Associates LLC                             New Jersey                      The Mall at Short Hills

Taub-Co Management, Inc.                               Michigan                        N/A

Taub-Co Management IV, Inc.                            Michigan                        N/A

Taubman Auburn Hills Associates                        Delaware                        Great Lakes Crossing
  Limited Partnership

MacArthur Shopping Center LLC                          Delaware                        MacArthur Center

The Taubman Company LLC                                Delaware                        The Taubman Company

The Taubman Realty Group                               Delaware                        N/A
  Limited Partnership

TJ Palm Beach Associates                               Delaware                        The Mall at Wellington Green
  Limited Partnership

Taubman Regency Square Associates, LLC                 Virginia                        Regency Square

Twelve Oaks Mall LLC                                   Michigan                        Twelve Oaks Mall

Willow Bend Associates Limited Partnership             Delaware                        The Shops at Willow Bend